Morgan Stanley Variable Investment Series -
Limited Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Ryder System Inc.
2.650% due 3/2/2020
Purchase/Trade Date:	  2/17/2015
Offering Price of Shares: $99.934
Total Amount of Offering:  $400,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund:
0.013
Percentage of Fund's Total Assets: 0.14
Brokers:  BNP Paribas Securities Corp., Merrill
Lynch, Pierce, Fenner & Smith, Inc., Mizuho
Securities USA Inc., RBC Capital Markets,
LLC, Mitsubishi UFJ Securities (USA), Inc.,
Morgan Stanley & Co. LLC, RBS Securities
Inc., U.S. Bancorp Investments, Inc., Wells
Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, BNY
Mellon Capital Markets, LLC, Citigroup Global
Markets Inc., HSBC Securities (USA) Inc.,
Jefferies LLC, PNC Capital Markets LLC,
Regions Securities LLC
Purchased from: Royal Bank of Canada
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Actavis Funding SCS
3.000% due 3/12/2020
Purchase/Trade Date:	  3/3/2015
Offering Price of Shares: $99.995
Total Amount of Offering:  $3,500,000,000
Amount Purchased by Fund: $280,000
Percentage of Offering Purchased by Fund:
0.008
Percentage of Fund's Total Assets: 0.79
Brokers:  J.P. Morgan Securities LLC, Mizuho
Securities USA Inc., Wells Fargo Securities,
LLC, Morgan Stanley & Co. LLC, Barclays
Capital Inc., Citigroup Global Markets Inc.,
BNP Paribas Securities Corp., HSBC Securities
(USA) Inc., Mitsubishi UFJ Securities (USA),
Inc., RBS Securities Inc., SMBC Nikko
Securities America, Inc., TD Securities (USA)
LLC, DNB Markets, Inc., Raymond James &
Associates, Inc., Scotia Capital (USA) Inc.,
BBVA Securities Inc., Credit Agricole
Securities (USA) Inc., Fifth Third Securities,
Inc.,  PNC Capital Markets LLC, Santander
Investment Securities Inc.
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Hyundai Capital America
Inc. 2.600% due 3/19/2020
Purchase/Trade Date:	  3/16/2015
Offering Price of Shares: $99.507
Total Amount of Offering:  $500,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund:
0.020
Percentage of Fund's Total Assets: 0.28
Brokers:  Barclays Capital Inc., HSBC
Securities (USA) Inc., Morgan Stanley & Co.
LLC, RBC Capital Markets, LLC, SMBC Nikko
Securities America, Inc., Societe Generale
Purchased from: Barclays Capital Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Metropolitan Life Global
Funding 2.000% due 4/14/2020
Purchase/Trade Date:	  4/7/2015
Offering Price of Shares: $99.561
Total Amount of Offering:  $750,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund:
0.023
Percentage of Fund's Total Assets: 0.50
Brokers:  Merrill Lynch, Pierce, Fenner &
Smith, Inc., Barclays Capital Inc., Citigroup
Global Markets Inc., Deutsche Bank Securities
Inc., J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, Blaylock Beal Van, Drexel
Hamilton, Mischler Financial Group, Wells
Fargo Securities, LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  AT&T Inc. 2.450% due
6/30/2020
Purchase/Trade Date:	  4/23/2015
Offering Price of Shares: $99.949
Total Amount of Offering:  $3,000,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund:
0.013
Percentage of Fund's Total Assets: 1.16
Brokers:  Barclays Capital Inc., Citigroup
Global Markets Inc., J.P. Morgan Securities
LLC, RBC Capital Markets, LLC, Mizuho
Securities USA Inc., Merrill Lynch, Pierce,
Fenner & Smith Inc., BNP Paribas Securities
Corp., Morgan Stanley & Co. LLC, Credit
Suisse Securities (USA) LLC, US Bancorp
Investments, Inc., Wells Fargo Securities, LLC,
Deutsche Bank Securities Inc., Goldman, Sachs
& Co., UBS Securities LLC, Santander
Investment Securities Inc., TD Securities (USA)
LLC, C.L. King & Associates, Inc., Comerica
Securities, Inc., Loop Capital Markets LLC,
Siebert Brandford Shank & Co., LLC,
CastleOak Securities, LP, Samuel A. Ramirez &
Company, Inc., The Williams Capital Group, LP
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Abbvie Inc. 2.500% due
5/14/2020
Purchase/Trade Date:	  5/5/2015
Offering Price of Shares: $99.590
Total Amount of Offering:  $3,750,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund:
0.005
Percentage of Fund's Total Assets: 0.52
Brokers:  Barclays Capital Inc., Deutsche Bank
Securities Inc., BNP Paribas Securities Corp.,
HSBC Securities (USA) Inc., SG Americas
Securities, LLC, Credit Suisse Securities (USA)
LLC, Mizuho Securities USA Inc., Santander
Investment Securities Inc., Standard Chartered
Bank, The Williams Capital Group, LP , DNB
Markets Inc., Lloyds Securities Inc., RBC
Capital Markets, LLC, Merrill Lynch, Pierce,
Fenner & Smith Inc., Morgan Stanley & Co.
LLC, Mitsubishi UFJ Securities (USA), Inc.,
U.S. Bancorp Investments, Inc., Wells Fargo
Securities, LLC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Marathon Oil Corp
2.700% due 6/1/2020
Purchase/Trade Date:	  6/1/2015
Offering Price of Shares: $99.783
Total Amount of Offering:  $600,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund:
0.029
Percentage of Fund's Total Assets: 0.52
Brokers:  J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, Citigroup Global Markets
Inc., Mizuho Securities USA Inc., Scotia Capital
(USA) Inc., DNB Markets, Inc., Goldman,
Sachs & Co., HSBC Securities (USA) Inc.,
Mitsubishi UFJ Securities (USA), Inc., PNC
Capital Markets LLC, RBC Capital Markets,
LLC, SG Americas Securities, LLC, U.S.
Bancorp Investments, Inc., BNY Mellon Capital
Markets, LLC, Lloyds Securities Inc., Loop
Capital Markets LLC, SMBC Nikko Securities
America, Inc., Standard Chartered Bank, Fifth
Third Securities, Inc.
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Bank of Nova Scotia
1.700% due 6/11/2018
Purchase/Trade Date:	  6/4/2015
Offering Price of Shares: $99.953
Total Amount of Offering:  $850,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund:
0.029
Percentage of Fund's Total Assets: 0.74
Brokers:  Scotia Capital (USA) Inc., Barclays
Capital Inc., Merrill Lynch, Pierce, Fenner &
Smith Inc., Citigroup Global Markets Inc., UBS
Securities LLC, Wells Fargo Securities, LLC,
Goldman, Sachs & Co., HSBC Securities (USA)
Inc., BNP Paribas Securities Corp., Deutsche
Bank Securities Inc., J.P. Morgan Securities
LLC, Morgan Stanley & Co. LLC
Purchased from: Scotia Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Energy Transfer Partners
LP 2.500% due 6/15/2018
Purchase/Trade Date:	  6/18/2015
Offering Price of Shares: $99.946
Total Amount of Offering:  $650,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund:
0.027
Percentage of Fund's Total Assets: 0.52
Brokers:  Deutsche Bank Securities Inc.,
Mitsubishi UFJ Securities (USA), Inc., Wells
Fargo Securities, LLC, DNB Markets Inc.,
Merrill Lynch, Pierce, Fenner & Smith Inc.,
Barclays Capital Inc., Credit Suisse Securities
(USA) LLC, Goldman, Sachs & Co., J.P.
Morgan Securities LLC, Mizuho Securities
USA Inc., Morgan Stanley & Co. LLC,
SunTrust Robinson Humphrey, Inc., U.S.
Bancorp Investments, Inc., Comerica Securities,
Inc., Natixis Securities Americas LLC, PNC
Capital Markets LLC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.